Exhibit 10.1
AMENDED AND RESTATED
MANAGEMENT AGREEMENT
BETWEEN
PERFORMANCE HOME BUYERS, LLC
AND
PERFORMANCE HOME BUYERS, INC.
     THIS AGREEMENT is hereby entered into as of October 31, 2005 by and between Performance Home Buyers, LLC, an Ohio limited liability company (the “Company”), and Performance Home Buyers, Inc., an Ohio corporation (the “Manager”).
     WHEREAS, the Company and the Manager had entered into the Management Agreement dated effective January 1, 2003 (“First Agreement”).
     WHEREAS, the parties would like to revise and restate the First Agreement in full to make the agreement between the parties more clear.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to revise and restate in full the First Agreement as follows:
1.	Duties. The Manager will act as the Company’s manager by handling the Company’s day-to-day operations and providing administrative services on the Company’s behalf.
a.	The services which the Manager will provide the Company shall include, but not be limited to the following:
i.	maintaining the books and records on the Company’s behalf regarding the Company’s business and properties;

ii.	acting as liaison between the Company and purchasers and renters of the Company’s properties and handling issues regarding payments, insurance claims, cancellation of land contracts or lease-to-purchase agreements and repossession;

iii.	advertising and marketing the Company’s services;

iv.	locating new properties to purchase;

v.	handling the purchase of such properties on the Company’s behalf;

vi.	handling the rehabilitation of such properties;

vii.	collecting payments of principal, interest, taxes and insurance from purchasers under land contracts or contracts for deed;

viii.	collecting rent payments from tenants under lease-to-purchase agreements;

ix.	obtaining bank loans to refinance the properties on the Company’s behalf;

x.	making payments to the Company’s creditors, including payment of interest and principal on bank loans, on the Company’s behalf;

xi.	assisting purchasers to obtain permanent financing;

xii.	providing other counseling services to purchasers;

xiii.	making distribution payments to the Company’s membership interest unit holders;

xiv.	preparing and filing all accounting, tax and financial reports;

xv.	preparing applicable tax reports and documents for each member of the Company including the partnership returns and related K-1s;

xvi.	making payments of taxes and insurance premiums on the Company’s behalf; and

xvii.	obtaining other forms of financing on the Company’s behalf.
b.	The Manager agrees that when a land contract is refinanced by the purchaser with permanent financing from a third-party or pays the full purchase price of the property under the land contract, the proceeds received by the Manager on behalf of the Company will be used first to repay in full the Company’s bank loan on such property.

c.	Except as provided in the Company’s Amended and Restated Operating Agreement or Section 1(b) above, all decisions affecting the Company’s affairs will be made by the Manager.
2.	Compensation. The Company will pay the Manager a bi-monthly management fee equal to the Manager’s expenses incurred on the Company’s behalf, including employee payroll and benefits for those employees of the Manager who provide services on behalf of the Company as well as all tax liability and operating expenses.

3.	Term. This Agreement shall continue until terminated by the Company upon a vote of the holders of at least a majority of the issued and outstanding common units of membership interest of the Company.

4.	Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative and specifying with particularity the nature and extent of such waiver, modification or amendment. Any waiver by any party of any default of the other shall not effect, or impair any right arising from, any subsequent default.

5.	Assignment. The Manager acknowledges that the Manager’s services are unique and personal. Accordingly, the Manager may not assign the Manager’s rights or delegate the Manager’s duties or obligations under this Agreement unless the Company agrees to such assignment in writing. The Company’s rights and obligations under this Agreement shall inure to the benefit of and shall be binding on the Company’s successors and assigns.

6.	Entire Agreement. This Agreement, including any documents expressly referred to herein, contains the entire agreement between the Manager and the Company and supersedes and cancels any and all other agreements, whether oral or in writing, between the Manager and the Company with respect to the matters referred to herein.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Performance Home Buyers, LLC

By:	/s/ Wayne Hawkins
Its:	Chief Operating Officer

MANAGER:
Performance Home Buyers, Inc.

By:	/s/ Paul Quolke

Its:	Vice President